Pacific Partners, LLC
                            1702 East Highland Avenue
                                    Suite 310
                             Phoenix, Arizona 85016
                                 (602) 248-8181
                            Facsimile: (602) 248-0884


                                 August 31, 2000

BY HAND

Del Webb Corporation
6001 N. 24th Street
Phoenix, Arizona  85016
Attention:  Corporate Secretary

                             Re: Demand for Records

Gentlemen:

         Pursuant to applicable law, including without limitation Section 220 of the Delaware General Corporation Law, Pacific Partners, LLC (the "Stockholder"), the beneficial owner of 1,002,186 shares of common stock, par value $.001 per share (the "Common Stock"), 1,000 shares of which are held of record, of Del Webb Corporation, a Delaware corporation (the "Company"), hereby demands the right to inspect and copy, during regular business hours, the records of the Company described below.

         1. The Certificate or Restated Certificate of Incorporation of the Company and all amendments thereto as currently in effect.

         2. The Bylaws or Restated Bylaws of the Company and all amendments thereto as currently in effect.

         3. All resolutions adopted by the Board of Directors of the Company creating one or more classes or series of stock, and fixing their relative rights, preferences and limitations.

         4. The minutes of all meetings of the stockholders of the Company, and records of all actions, if any, taken by the stockholders of the Company without a meeting, for the past three years.


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Del Webb Corporation
August 31, 2000
Page -2-


         5. All written communications to stockholders of the Company generally within the past three years and the annual financial statements, accompanied by the reports of the Company's independent public accountants, including balance sheets as of the end of each of the Company's past three fiscal years, and income statements and statements of cash flows for each of the Company's past three fiscal years.

         6. A list of the names of the current directors and officers of the Company.

         7. The most recent annual report of the Company delivered to the Secretary of State of the State of Delaware.

         8. A complete record or list of the holders of Common Stock of the Company, certified by the Company's transfer agent, showing the name and address of each holder and the number of shares of Common Stock of the Company registered in the name of each holder, as of the record date for the 2000 Annual Meeting of Stockholders.

         9. Magnetic computer tape lists of the holders of Common Stock of the Company as of the record date for the 2000 Annual Meeting of Stockholders, in each case showing the name and address of each holder and the number of shares of Common Stock of the Company held by each holder, such computer processing data as is necessary to make use of such magnetic tape and a printout of such magnetic computer tape for verification purposes.

         10. All information which comes into the Company's or its agent's possession, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees or their nominees concerning the names, addresses and number of shares of Common Stock held by participating brokers and banks named in the individual nominee names of Cede & Co. (whether in electronic or list form), including any daily or weekly participant list for the Depository Trust Company or from other similar nominees, including any respondent bank lists or omnibus proxies, and a list or lists containing the name, address and number of shares of Common Stock attributable to any participant in any Company employee stock ownership plan, stock purchase plan or comparable plan in which the decision as to the voting of the shares of Common Stock held by such plan is made, directly or indirectly, individually or collectively, by the participants in the plan.

         11. All information in or which comes into the Company's or its agent's possession or control, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trustees or other nominees relating to the names of non-objecting or acquiescing beneficial owners of the Common Stock (collectively, "NOBOs") pursuant to Rule 14b-1 or Rule 14b-2 under the
Securities  Exchange  Act of 1934,  as  amended,  in the format of a printout in

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Del Webb Corporation
August 31, 2000
Page -3-



descending order of share balance. If such information is not in the Company's possession, such information should be requested from ADP Proxy Services, Inc.

         12. All additions, changes and corrections to any and all information referred to in paragraphs 1 through 11 above through the date the undersigned requests termination of the transmission of such material.

         13. If any of the foregoing information is maintained in computerized or other electronic form, such information shall be made available to the undersigned in such computerized or other electronic form, accompanied by a "hard copy" printout thereof and sufficient information to enable the subject information to be accessed in such computerized or other electronic form.

         The purpose of this demand is to enable the Stockholder to communicate with other stockholders of the Company in connection with a proposed solicitation of proxies for the 2000 Annual Meeting of Stockholders of the Company.

         The Stockholder will bear the reasonable costs of the Company in connection with the production of the requested information.

         Please advise William B. Shearer, Jr. or Rick Miller of the firm of Powell, Goldstein, Frazer & Murphy LLP, Sixteenth Floor, 191 Peachtree Street, N.E., Atlanta, Georgia 30303, (404) 572-6600, where and when the requested information will be available to the designated agents of the undersigned.

                                            Very truly yours,

                                            PACIFIC PARTNERS, LLC



                                            By:      /s/ William S. Levine
                                                     ---------------------
                                            Name:    William S. Levine
                                            Title:   Manager

cc:      William B. Shearer, Jr.
         Rick Miller
         Eliot W. Robinson

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STATE OF ARIZONA           )
                           )
                           )        SS:
COUNTY OF MARICOPA         )


         On this 30th day of August 2000, having been duly sworn, William S. Levine, manager of Pacific Partners, LLC deposes and says under oath that he has read the foregoing demand addressed to Del Webb Corporation, and that the facts and statements in said demand are true and correct.

                                                     /s/ William S. Levine
                                                     ----------------------
                                                     William S. Levine

SWORN TO AND SUBSCRIBED
before me this 30th day of August, 2000

/s/ Audrey A. Pirong
--------------------------------
Notary Public

My commission expires November 13, 2003.


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                                POWER OF ATTORNEY

         KNOW ALL MEN that Pacific Partners, LLC (the "Company") does hereby make, constitute and appoint Powell, Goldstein, Frazer & Murphy LLP and its partners, employees, agents and other persons designated by Powell, Goldstein, Frazer & Murphy LLP and Richards, Layton & Finger, P.A., its directors, officers, partners, employees, agents and other persons designated by Richards, Layton & Finger, P.A., its true and lawful attorneys-in-fact and agents for the Company in its name, place and stead, giving and granting unto said attorneys and agents full power and authority to act on its behalf, as a stockholder of Del Webb Corporation, to seek the production, and to engage in the inspection and copying, of records and documents of every kind and description, including, without limitation, the certificate of incorporation and amendments thereto, minutes, bylaws and amendments thereto and any other business records relating to Del Webb Corporation.

Dated: August 30, 2000

                                                 PACIFIC PARTNERS, LLC


                                                 By: /s/ William S. Levine
                                                     ---------------------
                                                 Name:   William S. Levine
                                                 Title:  Manager